UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 14, 2017

Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA		19044
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on March 14, 2017. There were 162,464,448 shares of common stock eligible to vote at the meeting.
The final voting results for each proposal submitted to a vote of the Company's stockholders are as follows:
Proposal One – Election of Directors:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Robert I. Toll	127,964,374	5,621,949	144,961	14,364,774
Douglas C. Yearley, Jr.	128,137,169	5,443,591	150,524	14,364,774
Edward G. Boehne	121,959,238	11,545,373	226,673	14,364,774
Richard J. Braemer	127,855,113	5,712,384	163,787	14,364,774
Christine N. Garvey	128,193,073	5,377,569	160,642	14,364,774
Carl B. Marbach	121,314,254	12,249,068	167,962	14,364,774
John A. McLean	132,441,534	1,128,671	161,079	14,364,774
Stephen A. Novick	127,099,949	6,470,818	160,517	14,364,774
Paul E. Shapiro	121,320,205	12,250,591	160,488	14,364,774
Proposal Two – Ratification of the Re-Appointment of Independent Registered Public Accounting Firm:

FOR	AGAINST	ABSTAIN
147,048,373	871,195	176,490
Proposal Three – Advisory and Non-Binding Vote on Executive Compensation (Say on Pay):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
129,335,647	4,151,610	244,027	14,364,774

Proposal Four – Advisory and Non-Binding Vote on Frequency of Vote Requiring Executive Compensation (Say on Pay Frequency):

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
113,325,474	503,379	19,709,338	193,093	14,364,774

Based on the results of the vote, and consistent with the recommendation of the Board of Directors, the Board of Directors has determined to hold an advisory vote on executive compensation every year until the next required advisory vote on the frequency of future advisory votes on executive compensation.

Proposal Five – Approval of Amendment to the Toll Brothers, Inc. Employee Stock Purchase Plan (2017):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
133,228,828	366,872	135,584	14,364,774

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	March 15, 2017	By:	Joseph R. Sicree
Joseph R. Sicree Senior Vice President, Chief Accounting Officer